UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Travelzoo
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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TRAVELZOO

Travelzoo
590 Madison Avenue, 37th Floor
New York, NY 10022

March 27, 2018

Dear Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of Travelzoo on May 15, 2018. We will hold the meeting at 800 W. El Camino Real, Suite 275, Mountain View, CA 94040, U.S.A., at 10:00 a.m. local time.
In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to Travelzoo’s activities and operating performance is contained in our 2017 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 16, 2018, which is also enclosed. We encourage you to read the Form 10-K.
Stockholders of record as of March 21, 2018 may vote at the Annual Meeting. This proxy statement or notice thereof is first being mailed or furnished to stockholders on or about March 30, 2018.
Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares via mail with the enclosed proxy card. Please note that you can attend the meeting and vote in person, even if you have previously voted by proxy. If you plan to attend the meeting in person, please provide advance notice to Travelzoo by checking the box on your proxy card. In addition, you may provide notice to Travelzoo that you plan to attend in person by delivering written notice to Travelzoo’s Corporate Secretary at 800 W. El Camino Real, Suite 275, Mountain View, CA 94040.
If you hold your shares in street name through a bank, broker, or other nominee, please bring identification and proof of ownership, such as an account statement or letter from your bank or broker, for admittance to the meeting. An admission list containing the names of all of those planning to attend will be placed at the registration desk at the entrance to the meeting. You must check in to be admitted.
Travelzoo will make available an alphabetical list of stockholders entitled to vote at the meeting for examination by any stockholder during ordinary business hours at Travelzoo’s office, located at 800 W. El Camino Real, Suite 275, Mountain View, CA 94040, U.S.A., for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.
On behalf of the entire Board of Directors, we look forward to seeing you at the meeting.

Sincerely,

RALPH BARTEL
Chairman of the Board

TRAVELZOO
590 Madison Avenue
37th Floor
New York, NY 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 15, 2018

To the Stockholders of Travelzoo:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Travelzoo, a Delaware corporation, will be held on Monday, May 15, 2018, at 10:00 a.m., local time, at 800 W. El Camino Real, Suite 275, Mountain View, CA 94040, U.S.A., for the following purposes:

•
To elect five members of the Company's Board of Directors (the "Board"), each to serve until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal ("Proposal 1");

•	To vote to approve an option grant to an executive officer of the Company ("Proposal 2");
•	To vote, on an advisory basis, to approve executive compensation ("Proposal 3"); and
•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Only stockholders of record at 5:00 p.m. Eastern Time on March 21, 2018 may vote at the Annual Meeting. Your vote is important. Whether you plan to attend the Annual Meeting or not, please cast your vote by completing, dating and signing the enclosed proxy card and returning it via mail to the address indicated. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy.

By Order of the Board of Directors,

TRAVELZOO

GLEN CEREMONY
Corporate Secretary

PROXY STATEMENT
FOR TRAVELZOO
2018 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?
Travelzoo’s Board of Directors is soliciting proxies to be voted at the 2018 Annual Meeting of Stockholders. This proxy statement includes information about the issues to be voted upon at the meeting.
Only stockholders of record of our common stock, par value $0.01 per share (the "Common Stock"), as of 5:00 p.m. Eastern Time on March 21, 2018 (the "record date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 12,461,553 shares of our Common Stock issued and outstanding.
Where and when is the Annual Meeting?
The Annual Meeting of Stockholders will take place on May 15, 2018 at 800 W. El Camino Real, Suite 275, Mountain View, CA 94040, U.S.A. The meeting will begin at 10:00 a.m. local time.
What am I voting on?
Stockholders will vote on three items:

•
A proposal to elect five members of the Company's Board, each to serve until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal ("Proposal 1");

•	A proposal, to approve an option grant to an executive officer of the Company ("Proposal 2");
•	A proposal, on an advisory basis, to approve executive compensation ("Proposal 3"); and
•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
How does the Board recommend that you vote on the proposals?
The Board recommends that you vote your shares "FOR" Proposal 1, Proposal 2 and Proposal 3.
How many votes do I have?

•	Shares held directly in your name as the “stockholder of record” and
•	Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name.”
If I am a stockholder of record, how can I vote my shares?
Stockholders can vote by proxy or in person, however, granting a proxy does not in any way affect your right to attend the Annual Meeting and vote in person.

How do I vote by proxy?
If you are a stockholder of record, you may vote your proxy by mail. If you receive a paper copy of the proxy statement, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided. If you receive the proxy statement via e-mail, please print the attached proxy card, date and sign it, and return it via mail to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York, NY 11717, U.S.A.
If you vote by proxy, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director or any other proposals properly brought before the Annual Meeting. If you sign your proxy card and do not indicate specific choices, your shares will be voted "FOR" the election of all nominees for director and "FOR" Proposal 2 and Proposal 3. If any other matter is properly brought before the meeting, your proxies will vote in accordance with their discretion. At the time of submitting this proxy statement for printing, we knew of no matter that will be acted on at the Annual Meeting other than those discussed in this proxy statement.
If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.
May I revoke my proxy?
If you give a proxy, you may revoke it in any one of three ways:

•	Submit a valid, later-dated proxy before the Annual Meeting,
•
Notify our Corporate Secretary in writing at Travelzoo, Attention: Corporate Secretary, 800 W. El Camino Real, Suite 275, Mountain View, CA 94040 before the Annual Meeting that you have revoked your proxy, or

•	Vote in person at the Annual Meeting.
How do I vote in person?
If you are a stockholder of record, you may cast your vote in person at the Annual Meeting.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the voting instruction card included in the materials provided by your broker or nominee.
What vote is required to approve each proposal?
Each share of our Common Stock is entitled to one vote with respect to each matter on which it is entitled to vote. Pursuant to our bylaws, our directors are elected by a plurality of the votes cast, which means that the nominees who receive the greatest number of votes will be elected. The affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval of Proposal 2 and, by an advisory vote, of Proposal 3.
In order to have a valid stockholder vote, a stockholder quorum must exist at the Annual Meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of Common Stock are present at the meeting, either in person or by proxy.
Azzurro Capital Inc., whose beneficial owner is Mr. Ralph Bartel, a member of our Board, holds an aggregate of 7,160,500 shares of our Common Stock, representing approximately 57.5% the outstanding shares, as of March 21, 2018.
All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. As noted above, if no voting instructions are indicated, proxies will be voted as recommended by our Board on all matters, and in the discretion of the proxy holder on any other matters that properly come before the Annual Meeting.

What is a broker non-vote and how are broker non-votes and abstentions counted?
A broker "non-vote" occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals. The vote on Proposals 1, 2 and 3 are considered "non-routine". Broker non-votes will not have any effect with respect to Proposals 1, 2 and 3, as shares that constitute broker non-votes are not considered entitled to vote but will be counted for the purposes of obtaining a quorum for the Annual Meeting.
Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining the presence of a quorum and with respect to any matters being voted upon at the Annual Meeting. Abstentions will have no effect on the outcome of the election of directors, but with respect to any other proposal an abstention will have the same effect as a vote against such proposal.
Where can I find the voting results of the meeting?
We intend to announce preliminary voting results at the meeting. We will publish the final results in a report on Form 8-K, which we intend to file within four business days following the Annual Meeting. You can obtain a copy of the Form 8-K by logging on to Travelzoo's investor relations website at www.travelzoo.com/ir, by calling the U.S. Securities and Exchange Commission ("SEC") at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS
Under Travelzoo's bylaws, the number of directors of Travelzoo is fixed, and may be increased or decreased from time to time, by resolution of the Board of Directors. Each director holds office for a term of one year, until the annual meeting of stockholders next succeeding the director's election and until a successor is elected and qualified or until the earlier resignation or removal of the director. The following individuals have been nominated for election to our Board of Directors, each to serve until the 2019 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.
Nominees for a One-Year Term That Will Expire in 2019:
The ages, principal occupations, directorships held and other information as of March 21, 2018, with respect to our nominees are described below.

Name	Age	Position
Ralph Bartel, Ph.D., Ph.D.	52	Chairman of the Board
Rachel Barnett	37	General Counsel and Director
Carrie Liqun Liu (1) (3)	36	Director
Mary Reilly (1) (2) (3) (4)	64	Director
Beatrice Tarka (1) (2) (4)	46	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Disclosure Committee

(4)	Member of the Nominating and Corporate Governance Committee

Each of the director nominees listed above is currently a director of Travelzoo and was previously elected by the shareholders. Mr. Ralph Bartel, Ms. Rachel Barnett, Ms. Carrie Liqun Liu, Ms. Mary Reilly and Ms. Beatrice Tarka were elected directors of Travelzoo at the Company's Annual Meeting of Stockholders held on May 22, 2017. Our Board of Directors has determined that each of Ms. Liu, Ms. Reilly and Ms. Tarka meet the independence requirements of the listing standards of the NASDAQ Stock Market (the "NASDAQ"). The Board of Directors determined that Mr. Ralph Bartel is not independent under the rules of NASDAQ because he is a beneficial owner of Azzurro Capital Inc., which holds approximately 57.5% of our outstanding Common Stock as of March 21, 2018.
Ralph Bartel, Ph.D., Ph.D., founded Travelzoo in May 1998 and has been a member of the Board of Directors since then. He has been the Chairman of the Board of Directors since May 2017, and he has been Travelzoo's Chief Talent Officer since September 2014. From May 1998 to September 2008, he was the Chairman of the Board of Directors and the Chief Executive Officer. From October 2008 to June 2010, he was the Chairman of the Board of Directors. Ralph Bartel is a professionally trained journalist who holds a Ph.D. in Communications from the University of Mainz, Germany, a master's degree in journalism from the University of Eichstaett, Germany, and a Ph.D. in Economics and an MBA in finance and accounting from the University of St. Gallen, Switzerland. He is the brother of Holger Bartel.
Areas of Ralph Bartel's relevant experience include media, journalism, Internet, finance and start-up experience.
Rachel Barnett, has been General Counsel of Travelzoo since September 2013. From October 2006 to September 2013, she was an attorney at Skadden, Arps, Slate, Meagher and Flom, LLP. Ms. Barnett has also been a Lecturer in Law at Columbia Law School since January 2016. Ms. Barnett earned her juris doctor degree from Columbia Law School and a Bachelor of Science degree from Cornell University. Ms. Barnett clerked for the Honorable Vice Chancellor Stephen P. Lamb of the Delaware Court of Chancery.
Areas of Ms. Barnett’s relevant experience include corporate governance, risk management, and international transactions.

Carrie Liqun Liu, is the General Manager of the Private Equity Business at Tianhong, a prominent fund management company in China. From July 2011 to May 2017, Ms. Liu was the Executive Director of Fosun China Momentum Fund. From May 2009 to July 2011, she was a senior investment professional at Henderson Equity Partners. From 2015 to 2016, she was a member of the board of directors and audit committee of Tom Tailor Holding AG, and also a member of the board of directors of Cirque du Soleil, an entertainment company. Ms. Liu holds a bachelor’s degree in finance and master’s degree in law from Tsinghua University in Beijing, China.
 Areas of Ms. Liu’s relevant experience include Asian markets, investments, finance and global strategy.
Mary Reilly has been a member of Travelzoo's Board of Directors since September 2013. From August 2002 to June 2013, she was a Partner of Deloitte LLP, an international accounting and consulting firm. At Deloitte she worked with organizations in a wide range of industries including recruitment, retail, media, business services, manufacturing, professional services, and charity. She is a member of the board of directors of Mitie plc since September 2017, of Essentra plc since July 2017, a member of the board of directors and of the audit committee for Cape plc since September 2016, and a member of the board of directors and the chair of the audit committee for Ferrexpo plc since May 2015. She is also the chair of the audit and risk committee for the Department of Transport Board in the United Kingdom since June 2013. She is a member of the board of directors and the chair of the audit and risk committee for Crown Agents Ltd., an international development company that partners with governments, aid agencies, non-governmental organizations and companies in nearly 100 countries to make lasting change to the systems and organizations that are vital for people’s well-being and prosperity. From 2000 to 2008, she was a member of the board of directors of London 2012, a company established to run London's Olympic bid. From 2003 to 2006, she was a member of the Board of Directors of the London Development Agency. Ms. Reilly holds a bachelor's degree in history from the University College London. She completed a postgraduate course at London Business School. She is a Qualified Chartered Accountant in the United Kingdom.
Areas of Ms. Reilly's relevant experience include accounting, finance, international management and non-executive directorships.
Beatrice Tarka, has been a member of Travelzoo's Board of Directors since August 2015. She has been the founder and Chief Executive Officer of Mobissimo since September 2000. Mobissimo is an online travel search engine which allows users to compare prices of airline tickets, hotel rooms, and car rentals. From 1996 to 2000, she was Chief Executive Officer of Axall Media, a game and entertainment software developer and publisher. Ms. Tarka holds a master's degree in business administration from Boston University and a bachelor's degree in international affairs from the American University in Paris, France.
Areas of Ms.Tarka’s relevant experience include entrepreneurship, strategic partnerships, international business and innovative online product development.

Required Vote
Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the five candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee's achievement of a plurality. Thus, abstentions and broker non-votes will have no effect on the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Board of Directors' Recommendation
The Board of Directors believes that each director nominee possesses the qualities and experience a member of Travelzoo's Board should possess. The Board of Directors seeks out, and the Board of Directors is comprised of, individuals whose background and experience complement those of other Board members.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FIVE DIRECTOR NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Board Meetings and Committees

The Board of Directors has appointed an Audit Committee, a Compensation Committee, a Disclosure Committee and a Nominating and Corporate Governance Committee. Below is a table indicating the membership of each of the Audit Committee, Compensation Committee, and Disclosure Committee and how many times the Board of Directors and each such committee met in fiscal year 2017. Each of Mr. Ralph Bartel, Ms. Barnett, Ms. Liqun Liu, Ms. Reilly, Ms. Tarka, Mr. Holger Bartel, Mr. Karg, Mr. Neale-May and Ms. Tsay attended at least 75 percent of the total number of meetings of the Board of Directors and of the committees on which he or she served during the period such persons served. Directors that served prior to the election of directors at the last annual meeting on May 22, 2017, including Mr. Holger Bartel, Mr. Michael Karg, Ms. Caroline Tsay and Mr. Donovan Neale-May, are listed in addition to the current director nominees as they served during fiscal year 2017 from January 1, 2017 through May 22, 2017.

Name	Board	Audit	Compensation	Disclosure	Nominating and Corporate Governance
Mr. Ralph Bartel	Chair
Ms. Rachel Barnett	Member
Ms. Carrie Liqun Liu	Member	Member		Member
Ms. Mary Reilly	Member	Chair	Chair	Chair	Chair
Ms. Beatrice Tarka	Member	Member	Member		Member
Mr. Holger Bartel*	Chair
Mr. Michael Karg*	Member	Member	Chair	Member	Member
Mr. Donovan Neale-May*	Member	Member		Chair	Chair
Ms. Caroline Tsay*	Member
Number of 2017 Meetings	4	4	1	4	—
* Service during fiscal year 2017 was from January 1, 2017 through May 22, 2017.
The Company does not require that directors attend the Annual Meeting.
Audit Committee
The Audit Committee's primary responsibilities are to oversee and monitor (i) the integrity of Travelzoo's financial statements, (ii) the qualifications and independence of our independent registered public accounting firm, (iii) the performance of our independent registered public accounting firm and internal audit staff, and (iv) the compliance by Travelzoo with legal and regulatory requirements. A complete description of the committee's responsibilities is set forth in its written charter. A copy of the written charter can be found in Appendix A of our 2008 proxy statement. The Audit Committee is responsible for appointing the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee is composed solely of independent directors as defined in the listing standards of the NASDAQ. The Board has determined that Ms. Mary Reilly qualifies as an audit committee financial expert within the meaning of the regulations of SEC.
Compensation Committee
The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers and directors, and makes recommendations to the Board of Directors regarding such matters. The Compensation Committee also approves the Company's non-equity incentive plans. The Compensation Committee further reviews and discusses with management the Compensation Discussion and Analysis section of this proxy statement. The Report of the Compensation Committee is included herein. The Company is not required to have a Compensation Committee charter since it is a “Controlled Company” under NASDAQ Rule 5615(c), on account of the stock ownership by Azzurro Capital Inc.

Disclosure Committee
The Disclosure Committee's primary responsibilities are (i) to design, establish and evaluate controls and other procedures that are designed to ensure the accuracy and timely disclosure of information to the SEC and investment community and (ii) to review and supervise preparation of SEC filings, press releases and other broadly disseminated correspondence.
Nominating and Corporate Governance Committee
The Nominating Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, monitors the process to assess the Board’s effectiveness and is primarily responsible for oversight of corporate governance. In evaluating potential nominees to the Board, the Nominating Committee considers, among other things, independence, character, ability to exercise sound judgment, age, demonstrated leadership, skills, including financial literacy, and experience in the context of the needs of the Board. The Nominating Committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. The Nominating Committee recommended to the full Board each of the current nominees for election to the Board.
The Board's Role in Risk Oversight
The full Board oversees enterprise risk as part of its role in reviewing and overseeing the implementation of the Company's strategic plans and objectives. The risk oversight function is administered both in full Board discussions and in individual committees that are tasked by the Board with oversight of specific risks. On a regular basis, the Board and its committees receive information and reports from management on the status of the Company and the risks associated with the Company's strategy and business plans. In addition, the Audit Committee reviews the Company's risk assessment and risk management policies and procedures at least annually, including steps taken to monitor and control such exposures. The Board believes the continuity of Board membership and the independent directors constituting a majority of the Board encourage open discussion and assessment of the Company's ability to manage its risks.
Code of Ethics
We have adopted a code of ethics that applies to our Global Chief Executive Officer and our Chief Financial Officer, who also serves as our principal accounting officer. This code of ethics is posted on our website located at corporate.travelzoo.com/governance. A copy of the code of ethics is also available in print to stockholders and interested parties without charge upon written request delivered to our Corporate Secretary at Travelzoo, 800 W. El Camino Real, Suite 275, Mountain View, CA 94040.
Communications with Directors
The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at Travelzoo, 800 W. El Camino Real, Suite 275, Mountain View, CA 94040.
All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.

Director Compensation
Directors of the Company or its subsidiaries are entitled to receive certain retainers and fees. In 2017, there were no adjustments to the director compensation policy. The retainers and meeting fees are as follows:

Description	Fees Earned ($)
Annual Chairman of Board retainer	175,000
Annual retainer for Board member	50,000
Annual retainer for Audit Committee Chair	30,000
Fee for attendance of a Board meeting	1,680
Fee for attendance of an Audit Committee meeting	2,800
Fee for attendance of a Disclosure Committee meeting	1,680
Fee for attendance of a Compensation Committee meeting	2,800
Members of the Board of Directors may receive fees for additional meetings and committee work.
We reimburse directors for out-of-pocket expenses incurred in connection with attending meetings.
Mr. Ralph Bartel and Ms. Rachel Barnett chose not to receive any compensation for the services as director and/or Chairman. The following table shows compensation information for Travelzoo’s directors for fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Mr. Ralph Bartel	—	—
Ms. Rachel Barnett	—	—
Ms. Carrie Liqun Liu	44,495	44,495
Ms. Mary Reilly	104,080	104,080
Ms. Beatrice Tarka	62,320	62,320
Mr. Holger Bartel*	90,073	90,073
Mr. Michael Karg*	33,083	33,083
Mr. Donovan Neale-May*	30,283	30,283
Ms. Caroline Tsay*	21,323	21,323
* Service during fiscal year 2017 was from January 1, 2017 through May 22, 2017.

Certain Relationships and Related Party Transactions
The Company maintains policies and procedures to ensure that our directors, executive officers and employees avoid conflicts of interest. Our Global Chief Executive Officer and Chief Financial Officer are subject to our Code of Ethics and each signs the policy to ensure compliance. Our Code of Ethics requires our leadership to act with honesty and integrity, and to fully disclose to the Audit Committee any material transaction that reasonably could be expected to give rise to an actual or apparent conflict of interest. The Code of Ethics requires that our leadership obtain the prior written approval of the Audit Committee before proceeding with or engaging in any conflict of interest. Moreover, employees are required to read and comply with our Guide to Business Conduct, which is a communication to all employees that ensures they are aware of their responsibility to avoid any conflicts of interest or potential conflicts of interest and to make appropriate disclosures to their manager or other personnel.

Our General Counsel and/or Chief Financial Officer review(s) all material related party transactions involving the Company and any of the Company's principal shareholders or members of our board of directors, nominees, or senior management or any immediate family member of any of the foregoing. When a potential related party transaction is identified, the General Counsel and/or the Chief Financial Officer will evaluate the transaction and determine whether the transaction requires the review and approval by the Audit Committee or a special committee of the Board consisting of independent directors (“Special Committee”). A general statement that the Audit Committee may review related party transactions is set forth in our audit committee charter, which was attached as Appendix A to our proxy statement for the 2008 Annual Meeting of Stockholders which has been filed with the SEC. Upon submission to the Audit Committee or a Special Committee, such committee will consider relevant facts and circumstances surrounding each related party transaction and any matters the committee deems appropriate. If the Audit Committee or a Special Committee determines that any such related party transaction creates a conflict of interest situation or would require disclosure under Item 404 of Regulation S-K, as promulgated by the SEC, the transaction must be approved by the committee prior to the Company entering into such transaction or ratified thereafter. Transactions or relationships previously approved by the Audit Committee or a Special Committee in existence prior to the formation of the committee do not require approval or ratification.
Ralph Bartel, who founded Travelzoo and who is a director of the Company, is the sole beneficiary of the Ralph Bartel 2005 Trust, which is the controlling shareholder of Azzurro Capital Inc. (“Azzurro”). As of March 21, 2018, Azzurro is the Company's largest stockholder, holding approximately 57.5% of the Company's outstanding shares.
Family Relationships
Ralph Bartel, Chairman of the Board of Directors and Holger Bartel, Global Chief Executive Officer, are brothers. Except for Holger Bartel and Ralph Bartel, there are no familial relationships among any of our officers and directors.
Involvement in Certain Legal Proceedings
To our knowledge, during the last ten years, none of our directors and executive officers has: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses; (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; or (v) been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth certain information with respect to the named executive officers of Travelzoo as of March 21, 2018.

Name	Age	Position
Holger Bartel, Ph.D.	51	Global Chief Executive Officer
Glen Ceremony	50	Chief Financial Officer
Rachel Barnett	37	General Counsel and Director
Christian Smart	39	General Manager, Germany
Michael Stitt	38	President, North America
Holger Bartel, Ph.D., has been Travelzoo's Global Chief Executive Officer since January 2016. From July 2010 to May 2017, he was the Chairman of the Board of Directors. From October 2011 to October 2013, he was Head of Strategy. From October 2008 to June 2010, he was Travelzoo's Chief Executive Officer. From September 1999 to November 2007, he was Executive Vice President. From 1995 to 1998, he was Engagement Manager at McKinsey & Company, a global management consulting firm. From 1992 to 1994, he was a research fellow at Harvard Business School. Holger Bartel holds a Ph.D. in Economics and an MBA in finance and accounting from the University of St. Gallen, Switzerland. He is the brother of Ralph Bartel.
Glen Ceremony, has been Chief Financial Officer since June 2011. From October 2004 to June 2011, Mr. Ceremony worked at eBay, Inc. where he most recently served as Corporate Controller. In 2004, Mr. Ceremony was Senior Director of Global Finance Audit at Electronic Arts Inc. From 1998 to 2004, Mr. Ceremony worked at PricewaterhouseCoopers LLP and from 1990 to 1998 he was at Coopers & Lybrand LLP. Mr. Ceremony received his B.S. in Business Administration from California State University, Sacramento.
Rachel Barnett, has been General Counsel of Travelzoo since September 2013. From October 2006 to September 2013, she was an attorney at Skadden, Arps, Slate, Meagher and Flom, LLP. Ms. Barnett has also been a Lecturer in Law at Columbia Law School since January 2016. Ms. Barnett earned her juris doctor degree from Columbia Law School and a Bachelor of Science degree from Cornell University. Ms. Barnett clerked for the Honorable Vice Chancellor Stephen P. Lamb of the Delaware Court of Chancery.
Christian Smart, has been General Manager, Germany at Travelzoo since December 2016. From January 2012 to November 2016, he was Country Manager, Germany at Travelzoo. From December 2008 to December 2011, he was Head of Sales, Germany & Spain at Travelzoo. From August 2007 to November 2008, he was Senior Sales Manager, Germany & Central Europe at Travelzoo. From June 2004 to August 2007, he worked in various roles at ProSiebenSat.1 Media SE and Amadeus. Mr. Smart received his B.A. Hons in International Business from Hochschule RheinMain, Germany and attended business school at University of Miami, USA, ESADE Business School, Barcelona, Spain and University of St. Gallen, Switzerland.
Michael Stitt, has been President, North America at Travelzoo since October 2015. He was most recently Senior Vice President, overseeing local and entertainment categories, publishing and product planning in North America. From October 2004 to May 2010, he contributed to and then led Travelzoo’s production team. Mr. Stitt has also served as Global Head of Mobile Strategy since December 2013. Prior to joining Travelzoo, Mr. Stitt was with Meredith Corporation. He received a Bachelor of Arts degree in Advertising from Iowa State University. He also holds an MBA from the Sloan School of Management at Massachusetts Institute of Technology.

PROPOSAL 2—APPROVAL OF OPTION GRANT TO EXECUTIVE OFFICER

Option Agreement with Global Chief Executive Officer

The Company entered into a Nonqualified Stock Option Agreement (the “Option Agreement”) with Holger Bartel, Global Chief Executive Officer, on October 30, 2017, pursuant to which the Company granted Mr. Bartel the option (the “Option”) to purchase 400,000 shares of the Company’s common stock. The Option will begin to partly vest on March 31, 2018, but will not be exercisable until stockholder approval. Stockholders are being asked to approve the issuance of common stock which is issuable to Mr. Bartel upon exercise of the Option. The principal terms of the Option Agreement are summarized below. The following summary is qualified in its entirety by the full text of the Option Agreement, which is incorporated herein by reference to Exhibit 10.3 to the Company’s report on Form 8-K, filed November 3, 2017.

Exercisability of Option

The exercise price of the Option is $6.95 per share. The option will become exercisable in accordance with the following schedule:

Vesting Date	Percentage of Option Vesting
March 31, 2018	12.5%
June 30, 2018	12.5%
September 30, 2018	12.5%
December 31, 2018	12.5%
March 31, 2019	12.5%
June 30, 2019	12.5%
September 30, 2019	12.5%
December 31, 2019	12.5%

Mr. Bartel must exercise the Option by October 30, 2027; after such date, the Option will expire.

Exercise of Option

Mr. Bartel may exercise, in whole or in part, the Option by delivering to the Company not less than 30 days prior to the exercise date (or such shorter period the Company may approve) a written notice of exercise, designating the number of shares to be purchased, along with payment of the full amount of the purchase price of the shares being purchased. The purchase price of the shares subject to the option may be paid for (i) in cash, (ii) in the discretion of the Board of Directors, by tender of shares of Common Stock already owned by Mr. Bartel, or (iii) in the discretion of the Board of Directors, by such other method as the Board of Directors may determine.

Adjustment of Option

As is customary in stock option agreements of this nature, the number of shares subject to the Option and exercise price are subject to adjustment in the event there is any change in the number of shares of outstanding common stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar event.

Transfer Restrictions

The Option is not transferable by Mr. Bartel other than by will or the laws of descent and distribution and may be exercised during Mr. Bartel’s lifetime only by him or his guardian or legal representative.

Effect of Termination of Employment

If Mr. Bartel’s employment with the Company is terminated without cause (other than by reason of his death or disability), and subject to Mr. Bartel signing and not revoking a general release of claims as set forth in Appendix A of the Option Agreement, Mr. Bartel’s stock options shall immediately vest in full on the date of termination. The option shall remain exercisable for three months following the date of voluntary termination and any unexercised options shall be null and void if not exercised by that date. Should Mr. Bartel be terminated for cause (as defined in his Employment Agreement), should he voluntarily resign from the Company, or in the event of death or disability, Mr. Bartel’s (or, in the event of death, the legatee or legatees of Mr. Bartel under his last will, or his personal representatives or distributees) right to exercise the option, to the extent it was vested and he was entitled to exercise it on the date of termination of employment, shall continue for three months after such termination but not after September 28, 2025. If Mr. Bartel (or, in the event of death, the legatee or legatees of Mr. Bartel under his last will, or his personal representatives or distributees) does not exercise the option within the three months following such termination of employment, any unexercised options shall be null and void.

Registration

The Company has registered the shares of common stock made available under the Option Agreement under the Securities Act of 1933, as amended.

Personal Interest

Mr. Holger Bartel is Travelzoo's Global Chief Executive Officer.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL RELATING TO THE OPTION AGREEMENTS.

PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described herein (commonly referred to as "Say-on-Pay").
We encourage stockholders to review the Compensation Discussion and Analysis included in this proxy statement. Our executive compensation program has been designed to pay for performance and align our executive compensation with business strategies focused on long-term growth and creating value for stockholders while also paying competitively and focusing on the total compensation perspective. We feel this design is evidenced by the following:

•	Our goal is to attract, motivate and retain key executives and to reward executives for value creation.

•
We provide a significant portion of our total compensation in the form of performance-based compensation; for example, approximately 0% to 31% of our named executive officers' total compensation for 2017 was in the form of performance-based compensation based on the achievement of quarterly corporate financial measures such as revenue, operating income and audience marketing.

•
This is not a mechanical process, and our Board of Directors uses its judgment and experience and works with our Compensation Committee to determine the appropriate mix of compensation for each individual.

The Board of Directors strongly endorses the Company's executive compensation program and unanimously recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the stockholders approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and the other tabular and narrative disclosure in the Company's proxy statement for its 2018 Annual Meeting of Stockholders.
Required Vote
Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements. The affirmative vote of the majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval, by an advisory vote, of the compensation of our named executive officers.
Board of Directors' Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION DISCUSSION AND ANALYSIS
We hold annual votes on executive compensation, in accordance with shareholder recommendation made at the 2017 annual meeting. In light of last year's shareholder approval of the compensation for executives, there were no significant changes in executive compensation.
Overview of Compensation Program
The following Compensation Discussion and Analysis, or ("CD&A"), describes our overall compensation philosophy and the primary components of our compensation program. Furthermore, the CD&A explains the process by which the Compensation Committee, or "Committee", determined the 2017 compensation for our Global Chief Executive Officer, Chief Financial Officer and other most highly compensated officers. We refer to these individuals collectively as the "named executives" or the "named executive officers."
Compensation Philosophy and Objectives
The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Committee.
We believe that achievement of these compensation program objectives enhances long-term profitability and stockholder value. The elements utilized to help achieve the Committee's objectives include the following:

•
Accountability for Individual Performance. Compensation should in large part depend on the named executive's individual performance in order to motivate and acknowledge the key contributors to our success.

•	Recognition for Business Performance. Compensation should take into consideration our overall financial performance and overall growth.

•	Attracting and Retaining Talented Executives. Compensation should generally reflect the competitive marketplace and be designed to attract and retain superior employees in key competitive positions.
We implement our compensation philosophy through setting base salaries for our executive officers, through the use of our executive bonus plan and through reviewing and approving other terms of employment agreements.
Compensation Determination Process
Compensation Committee Members. The Committee is responsible for establishing, overseeing and reviewing executive compensation policies and for approving, validating and benchmarking the compensation and benefits for named executive officers. The Committee is also responsible for determining the fees paid to our outside directors. The Committee included Ms. Mary Reilly and Mr. Michael Karg through May 22, 2017. The Committee includes Ms. Mary Reilly and Ms. Beatrice Tarka after May 22, 2017. Ms. Reilly, Mr. Karg and Ms. Tarka satisfied the independence requirements of the NASDAQ.
Role of Management. During 2017, the Committee engaged in its annual review of executive compensation with the goal of ensuring the appropriate combination of fixed and variable compensation linked to individual and corporate performance. In the course of its review, the Committee considered the advice and input of the Company's Global Chief Executive Officer (CEO) and data prepared by management, including a comparison of the current compensation of the named executive officers with publicly available information. The data utilized by the Committee included salary and total compensation information based on the title, job description, and geographic location of similarly situated executives. The most significant aspects of the Global CEO's role in the compensation determination process are evaluating employee performance, establishing business performance targets, goals and objectives and recommending salary and bonus levels. The Global CEO does not participate in discussions regarding his compensation.
The Committee compared the compensation received by the Company's named executive officers with the levels of compensation received by similarly situated executives in the same geographic location in light of the named executives' responsibilities, performance, experience and tenure, in order to arrive at the total compensation package for each of the named executive officers. In some cases, the compensation package that the Committee awarded a named executive officer was at or below the median compensation received by executives compared to third-party data, while in other instances the compensation was higher due to the executive's responsibilities, performance, experience and tenure.
The Committee did not engage an outside consulting firm to provide advice on executive compensation.

Components of Executive Compensation
The Committee has structured an executive compensation program comprised of base salary, cash bonus, equity and non-equity incentive pay.
Base Salary
The Committee considered two types of potential base salary increases for the named executive officers in 2017: (1) "merit increases" based upon each named executive's individual performance; and/or (2) "market adjustments" based upon the salary range for similarly situated executives.
In determining merit increases, the Committee considers the specific responsibilities of the executive and the executive's overall performance and tenure with the Company. In addition, the Committee also considers the CEO's evaluation of each named executive officer in making the decision regarding merit increases.
The Committee determines any market adjustments based on the Committee's comparison of the executive's compensation with statistical information on average compensation for similarly situated executives that is publicly available.
The Committee established a base salary of Mr. Holger Bartel as shown in on the Summary Compensation Table based upon his duties and responsibilities as Global CEO and did not make any other change to base salaries of its other named executive officers in 2017.
Incentive Bonus Pay
Pursuant to the terms of Mr. Ceremony's employment agreement dated May 9, 2011, effective June 15, 2011 and as amended March 9, 2017, Mr. Ceremony is eligible to receive a quarterly Performance Bonus for each quarter during 2017.
The quarterly Performance Bonus is calculated based upon worldwide revenue, operating income and audience targets. The revenue bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $16,667. The operating income bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $16,667. The audience bonus is calculated based upon achievement of certain audience targets resulting in a potential and maximum bonus of $16,666. The total maximum Performance Bonus per quarter for the revenue, operating income and audience components combined is $50,000.
Mr. Ceremony earned a quarterly bonus for audience for the second and third quarters and for operating income for the fourth quarter of 2017. Mr. Ceremony received Performance Bonuses totaling $50,000 during 2017. For 2017, Mr. Ceremony received 25% of the maximum Performance Bonus. The Company believes that targets set for worldwide revenue, operating income and audience targets align with the Company's desire to continue to grow the business.
Mr. Ceremony also received a Discretionary Bonus determined by the Global Chief Executive Officer at his sole and absolute discretion. In exercising such discretion, the Global Chief Executive Officer takes into consideration Mr. Ceremony's individual performance. In evaluating Mr. Ceremony’s individual performance during 2017, the Global Chief Executive Officer considered factors such as Mr. Ceremony’s leadership role in areas of corporate governance and business ethics, and financial management. Mr. Ceremony received a Discretionary Bonus totaling $62,502 for 2017.
Pursuant to the terms of Ms. Barnett's employment agreement dated July 30, 2013, as amended May 22, 2017, Ms. Barnett also received a Discretionary Bonus determined by the Global Chief Executive Officer at his sole and absolute discretion. In exercising such discretion, the Global Chief Executive Officer takes into consideration Ms. Barnett's individual performance. Ms. Barnett received a Discretionary Bonus totaling $20,685 for 2017.
Pursuant to the terms of Ms. Hong's employment agreement dated January 1, 2016, Ms. Hong was eligible to receive a quarterly Performance Bonus for each quarter during 2017. Ms. Hong's Performance Bonus is payable in Chinese Yuan and has been translated into US dollars (at the rate of 6.76 RMB to $1.00) for the purposes of this summary.
The quarterly Performance Bonus is calculated based upon Asia Pacific revenue, operating income and audience targets. The revenue bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $7,400. The operating income bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $7,400. The audience bonus is calculated based upon achievement of certain audience targets resulting in a potential and maximum bonus of $7,400. The total maximum Performance Bonus per quarter for the revenue, operating income and audience components combined is $22,200.

Ms. Hong earned no quarterly bonus in 2017. For 2017, Ms. Hong received 0% of the maximum Performance Bonus. The Company believes that targets set for Asia Pacific revenue, operating income and audience targets align with the Company's desire to continue to grow the business.
Ms. Hong's employment terminated on November 1, 2017 and in exchange for executing a general release of claims she received compensation of $170,194 in 2017.
Pursuant to the terms of Mr. Smart's employment agreement dated October 11, 2012, Mr. Smart is eligible to receive a quarterly Performance Bonus for each quarter during 2017. Mr. Smart's Performance Bonus is payable in Euro and has been translated into US dollars (at the rate of 1.13 Euro to $1.00) for the purposes of this summary.
The quarterly Performance Bonus is calculated based upon Germany travel revenue, travel operating income, local revenue and audience targets. The travel revenue bonus is calculated based upon a sliding scale that ranges from 90% through 110% achievement of the target resulting in a potential bonus that ranges from $6,767 to $16,917. The quarterly travel revenue bonus at 100% of target is $11,278 and the maximum revenue bonus is $16,917. The travel operating income bonus is calculated based upon a sliding scale that ranges from 95% through 110% achievement of the target resulting in a potential bonus that ranges from $6,767 to $16,917. The quarterly travel operating income bonus at 100% of target is $11,278 and the maximum operating income bonus is $16,917. The local revenue bonus is calculated based upon a sliding scale that ranges from 95% through 110% achievement of the target resulting in a potential bonus that ranges from $10,150 to $13,534. The quarterly local revenue bonus at 100% of target is $11,278 and the maximum revenue bonus is $13,534. The audience bonus is calculated based upon achievement of certain audience targets resulting in a potential bonus of up to $11,278. The total maximum Performance Bonus per quarter for the travel revenue, travel operating income, local revenue and audience components combined is $58,646.
Mr. Smart earned a quarterly bonus for travel revenue and local revenue the first, third and fourth quarters of 2017, earned a quarterly bonus for travel operating income the first quarter of 2017 and earned a quarterly bonus for audience for all quarters of 2017. Mr. Smart received Performance Bonuses totaling $121,662 during 2017. For 2017, Mr. Smart received 52% of the maximum Performance Bonus. The Company believes that targets set for Germany travel revenue, travel operating income, local revenue and audience align with the Company's desire to continue to grow the business.
Pursuant to the terms of Mr. Stitt's employment agreement dated September 30, 2015, Mr. Stitt was eligible to receive a quarterly Performance Bonus for each quarter during 2017.
The quarterly Performance Bonus is calculated based upon North America revenue, operating income and audience targets. The revenue bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $14,500. The operating income bonus is calculated based upon achievement of the target resulting in a potential and maximum bonus of $14,500. The audience bonus is calculated based upon achievement of certain audience targets resulting in a potential and maximum bonus of $14,500. The total maximum Performance Bonus per quarter for the revenue, operating income and audience components combined is $43,500.
Mr. Stitt earned a quarterly bonus for revenue and operating income for the fourth quarter of 2017 and earned a quarterly bonus for the audience for the second and third quarters of 2017. Mr. Stitt received Performance Bonuses totaling $58,000 during 2017. For 2017, Mr. Stitt received 33% of the maximum Performance Bonus. The Company believes that targets set for North America revenue, operating income and audience targets align with the Company's desire to continue to grow the business.
Mr. Stitt also received a Discretionary Bonus determined by the Global Chief Executive Officer at his sole and absolute discretion. In exercising such discretion, the Global Chief Executive Officer takes into consideration Mr. Stitt's individual performance. In evaluating Mr. Stitt’s individual performance during 2017, the Global Chief Executive Officer considered factors such as Mr. Stitt’s leadership role in developing the North America business and team. Mr. Stitt received a Discretionary Bonus totaling $108,000 for 2017.

Other Compensation-Related Matters
The Company grants stock options (which represent the right to purchase a specific number of shares of company common stock at a predetermined price, subject to vesting conditions) to certain executive officers, to align their incentives with the long-term interests of our stockholders, retain them for the long term, reward them for potential long-term contributions, and provide a total compensation opportunity commensurate with our performance.
In October 2017, the Company granted Mr. Holger Bartel stock options to purchase 400,000 shares of common stock with an exercise price of $6.95, which vests in eight equal quarterly installments over a two-year period ending December 31, 2019. The Compensation Committee and Board of Directors considered Mr. Holger Bartel's duties and responsibilities as Global Chief Executive Officer.
Perquisites and Additional Benefits. The Company seeks to maintain an open and inclusive culture in its facilities and operations among executives and other Company employees. Accordingly, the Company does not provide executives with reserved parking spaces or separate dining or other facilities, nor does the Company have programs for providing personal-benefit perquisites to executives, such as club dues or defraying the cost of personal entertainment. Named executive officers and employees may seek reimbursement for business related expenses in accordance with our business expense reimbursement policy.
Employment Agreements. The Company has entered into employment agreements with the named executive officers, some of which contain severance and change of control provisions. The terms of such employment agreements are described in more detail below in Employment Agreements and Potential Payments Upon Termination or Change-in-Control. The Committee believes these agreements are appropriate for a number of reasons, including the following:

•	the agreements assist in attracting and retaining executives as we compete for talented employees in a marketplace where such agreements are commonly offered;

•	the change in control provisions require terminated executives to execute a release in order to receive severance benefits; and

•	the change in control and severance provisions help retain key personnel during rumored or actual acquisitions or similar corporate changes.

Compensation Committee Interlocks & Insider Participation
The current members of our compensation committee are Ms. Reilly and Ms. Tarka. In 2017, none of our executive officers served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on our compensation committee.

Summary Compensation Table
The following summary compensation table sets forth information concerning the compensation to our Global Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers during the fiscal years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (a)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	All Other Compensation ($) (d)	Total ($)

Holger Bartel (1)	2017	142,472	—	1,242,400	—	90,073	1,474,945
Global Chief Executive Officer	2016					231,720	231,720
	2015	—	—	1,767,200	—	231,720	1,998,920

Glen Ceremony	2017	470,000	62,502	—	50,000	4,036	586,538
Chief Financial Officer	2016	470,000	62,500		53,333	4,168	590,001
	2015	470,000	—		81,799	3,903	555,702

Rachel Barnett (2)	2017	316,945	20,685	—	—	3,846	341,476
General Counsel and Director

Vivian Hong (3)	2017	311,972	—	—	—	170,194	482,166
President, Asia Pacific	2016	346,961	15,085		7,543	—	369,589
	2015	284,904	179,178		22,040	—	486,122

Christian Smart (4)	2017	225,564	—	—	121,662	45,922	393,148
General Manager, Germany

Michael Stitt	2017	320,000	108,000	—	58,000	17,223	503,223
President, North America	2016	320,000	58,000	472,900	14,500	1,500	866,900
	2015	320,000	14,500		69,139	1,500	405,139

Notes to the Summary Compensation Table

(1)
Mr. Holger Bartel ceased his role as Chairman of the Board on May 22, 2017, upon which his annual salary was set to $232,000 for his role as Global Chief Executive Officer. In addition, Mr. Holger Bartel was granted options on October 30, 2017.

(2) Ms. Barnett's annual salary is $350,000 effective May 22, 2017.

Notes to the Summary Compensation Table

(3)
Ms. Hong's compensation is denominated in Chinese Yuan and was translated into U.S. dollars using the annual average daily exchange rate of ¥6.76 = $1.00 for 2017 and ¥6.63 = $1.00 for 2016 and ¥6.21 = $1.00 for 2015. Ms. Hong's employment terminated on November 1, 2017, and in exchange for executing a general release of claims received compensation of $170,194.

(4)	Mr. Smart's compensation is denominated in Euro and was translated into U.S. dollars using the annual average daily exchange rate of €1.13 = $1.00 for 2017.

(a)	Amounts consist of discretionary bonuses earned per the terms of employment agreements and/or at the discretion of the Chief Executive Officer or Board of Directors.

(b)
The values reported reflect the aggregate grant date fair value of grants of stock options to each of the listed officers in the years shown. The grant date fair value of stock options is calculated using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 8 to the consolidated financial statements contained in our 2017 Annual Report on Form 10-K filed on March 16, 2018.

(c)	The amounts reflected in this column reflect the performance-based cash awards paid to the named executives pursuant to certain employment agreements, as discussed in the CD&A above.

(d)	The amounts reflected in this column reflect all other compensation paid to the named executives as noted below:

Mr. Holger Bartel's other compensation represents Board of Directors fee paid to him in his role as Chairman of the Board through May 22, 2017.

Mr. Ceremony's other compensation for 2017, 2016 and 2015 is a $1,500 Company matching 401(k) plan contribution for each year and the remaining amount for each year for a bonus payment made to eligible employees.

Ms. Hong's other compensation for 2017 is a separation payment of $170,194.

Mr. Stitt's other compensation for 2017 is a $1,500 Company matching 401(k) plan contribution and a housing allowance of of $15,723, for 2016 and 2015 is for a $1,500 Company matching 401(k) plan contribution.

Mr. Smart's other compensation for 2017 is a car allowance of $27,758 and the remaining amount for a bonus payment made to eligible employees.

Ms. Barnett's other compensation for 2017 is a $1,500 Company matching 401(k) plan contribution for each year and the remaining amount for a bonus payment made to eligible employees.

Grants of Plan-Based Awards in 2017
The following table sets forth certain information with respect to non-equity incentive plan awards granted to each of our named executive officers during the fiscal year ended December 31, 2017.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name (1)	Threshold ($)	Target ($)	Maximum ($)
Holger Bartel	—	—	—
Glen Ceremony	200,000	200,000	200,000
Rachel Barnett	—	—	—
Vivian Hong	88,797	88,797	88,797
Christian Smart	139,849	180,451	234,586
Michael Stitt	174,000	174,000	174,000

(1)
Amount represents the potential annual Performance Bonus payments under the terms of employment agreement. The business measurements and performance goals for determining the Performance Bonus payout are described in the CD&A.

Outstanding Equity Awards at December 31, 2017

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Holger Bartel (1)	400,000	—	8.07	September 28, 2025
	—	400,000	6.95	October 30, 2027
Glen Ceremony (2)	50,000	—	28.98	January 23, 2022
Michael Stitt (3)	25,000	75,000	8.55	March 7, 2026

(1)	The options are exercisable in quarterly increments of 12.5% from March 31, 2018 through December 31, 2019.

(2)	The remaining unexercisable options became exercisable on January 23, 2016.

(3)	The options are exercisable in annual increments of 25% from March 7, 2017 through March 7, 2020.

Option Exercises and Stock Vested
During the year ended December 31, 2017, there were no options exercised by any of our named executive officers. At December 31, 2017, 400,000 shares of Mr. Holger Bartel's stock options, 50,000 shares of Mr. Ceremony's stock options and 25,000 of Mr. Stitt's stock options, were vested.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control
The Company has employment agreements with its named executive officers and certain other employees. The employment agreements as of December 31, 2017 with the Company's named executive officers are described below.
Mr. Holger Bartel entered into an employment agreement with the Company on September 28, 2015. In connection with his employment agreement and his role as Global Chief Executive Officer, in September 2015 and October 2017, the Company provided stock option grants to Mr. Holger Bartel to purchase 400,000 shares of the Company’s common stock for each grant. The Company may terminate the employment agreement, with or without cause, upon written notice to Mr. Holger Bartel. However, if Mr. Holger Bartel's employment is terminated at any time without cause, Mr. Holger Bartel's stock options to purchase a cumulative 800,000 shares of the Company’s common stock will immediately vest in full on the date of termination.

Mr. Holger Bartel agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company.
Mr. Ceremony entered into an employment agreement with the Company on June 15, 2011. Pursuant to the terms of the agreement, Mr. Ceremony is an at-will employee and the Company or Mr. Ceremony may terminate the agreement, with or without cause, upon three months notice. However, if Mr. Ceremony's employment is terminated at any time without cause, Mr. Ceremony will be entitled to receive his base salary for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Mr. Ceremony was terminated by the Company as of December 31, 2017 without cause, Mr. Ceremony would have been entitled to receive $235,000. If Mr. Ceremony's employment is terminated at any time due to a change of control (as defined in the agreement) or if he is not offered a position of comparable pay and responsibilities in the same geographic area in which he worked immediately prior to a change of control, Mr. Ceremony will be entitled to receive his base salary and medical benefits for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Mr. Ceremony was terminated by the Company as of December 31, 2017 following a change of control of the Company, Mr. Ceremony would have been entitled to receive $235,000 and the Company would incur additional expenses for medical benefits of approximately $14,375.
Mr. Ceremony agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company. Furthermore, Mr. Ceremony agreed to not, directly or indirectly, solicit the Company's customers or employees during the term of his employment and for a period of one year thereafter.
Ms. Barnett entered into an employment agreement with the Company on July 30, 2013. Pursuant to the terms of the agreement, Ms. Barnett is an at-will employee and the Company or Ms. Barnett may terminate the agreement, with or without cause, upon three weeks notice. However, if Ms. Barnett's employment is terminated at any time without cause, Ms. Barnett will be entitled to receive her base salary for a three month period in exchange for executing a general release of claims as to the Company. Assuming that Ms. Barnett was terminated by the Company as of December 31, 2017 without cause, Ms. Barnett would have been entitled to receive $87,500. If Ms. Barnett's employment is terminated at any time due to a change of control (as defined in the agreement) or if she is not offered a position of comparable pay and responsibilities in the same geographic area in which she worked immediately prior to a change of control, Ms. Barnett will be entitled to receive her base salary and medical benefits for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Ms. Barnett was terminated by the Company as of December 31, 2017 following a change of control of the Company, Ms. Barnett would have been entitled to receive $175,000 and the Company would incur additional expenses for medical benefits of approximately $14,375.
Ms. Barnett agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of her employment and to assign all of his interest in any and all such discoveries and work product to the Company. Furthermore, Ms. Barnett agreed to not, directly or indirectly, solicit the Company's customers or employees during the term of her employment and for a period of one year thereafter.
Mr. Smart entered into an employment agreement with the Company on October 11, 2012. Pursuant to the terms of the agreement, Mr. Smart agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company. Furthermore, Mr. Smart agreed to not, directly or indirectly, solicit the Company's customers or employees during the term of his employment and for a period of one year thereafter.
Mr. Stitt entered into an employment agreement with the Company on September 30, 2015. Pursuant to the terms of the agreement, Mr. Stitt is an at-will employee and the Company or Mr. Stitt may terminate the agreement, with or without cause, upon two weeks notice. However, if Mr. Stitt's employment is terminated at any time without cause, Mr. Stitt will be entitled to receive his base salary for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Mr. Stitt was terminated by the Company as of December 31, 2017 without cause, Mr. Stitt would have been entitled to receive $160,000. If Mr. Stitt's employment is terminated at any time due to a change of control (as defined in the agreement) or if he is not offered a position of comparable pay and responsibilities in the same geographic area in which he worked immediately prior to a change of control, Mr. Stitt will be entitled to receive his base salary and medical benefits for a six month period in exchange for executing a general release of claims as to the Company. Assuming that Mr. Stitt was terminated by the Company as of December 31, 2017 following a change of control of the Company, Mr. Stitt would have been entitled to receive $160,000 and the Company would incur additional expenses for medical benefits of approximately $14,375.

Mr. Stitt agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company. Furthermore, Mr. Stitt agreed to not, directly or indirectly, solicit the Company's customers or employees during the term of his employment and for a period of one year thereafter.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information regarding the ratio of the total annual compensation for the Company's Global Chief Executive Officer (CEO) to the median of the annual total compensation of all Company employees (other than the Company’s Global Chief Executive Officer).
For purposes of calculating the 2017 ratio of the median annual total compensation of all Company employees to the total annual compensation of the Company’s Global CEO, the Company included in its calculation of compensation: base salary, commissions, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards granted during 2017) and other incentive payments. The Company used December 31, 2017 as its measurement date. Total compensation for Mr. Holger Bartel, the Company’s Global CEO was determined to be $1,474,945 and was approximately 25 times the median annual compensation of all Company employees, excluding the Global CEO, of $59,663. If stock based compensation amounts are excluded from the calculation, Mr. Bartel’s annual compensation is approximately $232,545, or 4 times the median employee compensation of $59,663. For purposes of this calculation, the Company had 564 employees worldwide, excluding the Global CEO.

Forward-Looking Statements
Disclosures in this Compensation Discussion & Analysis may contain certain forward-looking. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as "anticipate," "estimate," "approximate," "expect," "intend," "plan," "believe" and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the Company and its subsidiaries. A variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business and forward-looking statements include, but are not limited to those set forth herein. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Compensation Committee Report
The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Travelzoo specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Company's Compensation Committee has reviewed and discussed the CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Company's Board of Directors that the CD&A be included in the proxy statement on Schedule 14A.

Compensation Committee
Mary Reilly (Chair)
Beatrice Tarka

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the amount of our common stock beneficially owned as of March 21, 2018 by (a) each director and nominee for election to the Board of Directors, (b) each named executive officer, (c) all executive officers and directors as a group, and (d) each person known by the Company, as of March 21, 2018, to beneficially own more than 5% of the outstanding shares of common stock of the Company. In general, shares "beneficially owned" include those shares a person has or shares the power to vote, or the power to dispose of.

	Beneficial Ownership
Beneficial Owner	Number of Shares (1)	Percent of Total (2)
Directors and Named Executive Officers
Ralph Bartel (3)	7,160,500	57.46%
Holger Bartel	450,000	3.61%
Rachel Barnett	—	—
Glen Ceremony	50,000	**
Vivian Hong	—	—
Michael Karg	—	—
Carrie Liqun Liu	—	—
Donovan Neale-May	—	—
Mary Reilly	—	—
Christian Smart	—	—
Michael Stitt	53,500	**
Beatrice Tarka	—	—
Caroline Tsay	—	—
Directors and executive officers as a group (13 persons)	7,714,000	61.90%
* Persons Owning More Than 5% of Common Stock

**	Less than 1%

(1)
Represents shares subject to stock options that are exercisable on March 21, 2018 or become exercisable within 60 days of March 21, 2018. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of common stock.

(2)
For each person and group indicated in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 12,461,553 shares of common stock outstanding as of March 21, 2018, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after March 21, 2018.

(3)	Ralph Bartel indirectly holds a controlling interest of Azzurro Capital Inc., which is the holder of 7,160,500 shares, through the Ralph Bartel 2005 Trust.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and the beneficial holders of more than 10% of the Company's common stock are required to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and beneficial holders of more than 10% of the Company's common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company or written representations from reporting persons, during fiscal 2017, all Section 16(a) filing requirements were satisfied on a timely basis, except the Form 3 for Mr. Christian Smart as General Manager, Germany, as the Company has now determined that Mr. Smart should be considered a named executive officer. Mr. Smart did not purchase or sell the Company's stock during fiscal year 2017.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Public Accountants

PricewaterhouseCoopers LLP (“PwC”) served as Travelzoo's independent registered public accounting firm for our 2017 and 2016 fiscal years and KPMG LLP ("KPMG") served as Travelzoo's independent registered public accounting firm for our 2015 fiscal year. The change in the Company's independent registered public accounting firm was previously disclosed in the Company's Form 8-K dated June 22, 2016. The Audit Committee has not yet selected our independent registered public accounting firm for our 2018 fiscal year. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. This review has not yet been completed. Based upon the results of this review, the Audit Committee will determine which independent registered public accounting firm to engage to perform our annual audit. Stockholder approval of our accounting firm is not required by our bylaws or otherwise required to be submitted to the stockholders. PwC representatives are expected to be present at the Annual Meeting and will be available to respond to questions at the meeting; however, they are not expected to make a formal statement.

Principal Accountant Fees and Services
During fiscal years 2017 and 2016, PwC and KPMG total fees charged for services rendered to Travelzoo as follows:

Service	2017 Fees	2016 Fees
Audit fees (1)	$1,201,674	$1,197,855
Audit-related fees	—	—
Tax fees	—	—
All other fees	1,800	1,800
Total	$1,203,474	$1,199,655

(1)
Audit fees consisted of fees for professional services rendered for the annual audit of Company’s consolidated financial statements and review of the interim consolidated financial statements included in the quarterly reports and audit services rendered in connection with other statutory or regulatory filings. The 2017 and 2016 audit fees include KPMG fees of $131,524 and $305,355, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2017 and 2016, all services provided by PwC and KPMG were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Travelzoo specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.
The Audit Committee oversees Travelzoo's financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the financial statements and reporting processes including the systems of internal controls, while the independent auditors are responsible for performing an independent audit of Travelzoo's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board ("PCAOB"), and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
In this context, the committee has met and held discussions with management and the independent auditors regarding the Company's audited consolidated financial statements for the fiscal year ended December 31, 2017. The committee discussed with Travelzoo's independent auditors the overall scope and plan for their audit. The committee met, at least quarterly, with the independent auditors, with and without management present, and discussed the results of their examinations, their evaluations of Travelzoo's internal controls, and the overall quality of Travelzoo's financial reporting. Management represented to the committee that Travelzoo's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, including their judgments as to the quality, not just the acceptability, of Travelzoo's accounting principles and such other matters as are required to be discussed with the committee under auditing standards of the PCAOB.
Travelzoo's independent auditors also provided to the committee the written disclosures required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and the committee discussed with the independent auditors that firm's independence, including those matters required to be discussed by PCAOB Auditing Standard No. 16 Communications with Audit Committees.
In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC. The committee has not yet selected Travelzoo's independent auditors for fiscal year 2018.
While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that Travelzoo's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations or Travelzoo's business conduct policies.

Audit Committee
Mary Reilly (Chair)
Carrie Liqun Liu
Beatrice Tarka

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to "incorporate by reference" information into this document. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.
This document incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed previously with the SEC and contains important information about the Company and its financial condition, including information contained in our 2017 Annual Report under the captions "Financial Statements and Supplementary Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure," and "Quantitative and Qualitative Disclosures about Market Risk." A copy of the 2017 Annual Report accompanies this proxy statement.
The Company will amend this proxy statement to include or incorporate by reference any additional documents that the Company may file with the Securities and Exchange Commission under Section 13(a), 13(e), 14, or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our disclosure obligations under the Exchange Act.
The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by contacting Investor Relations, Travelzoo, 590 Madison Avenue, 37th Floor, New York, New York 10022 or by telephone at (212) 484-4900. This proxy statement and the 2017 Annual Report are available on the Internet at corporate.travelzoo.com/annualreport. These documents are also included in our SEC filings, which you can access electronically at the SEC's website at http://www.sec.gov.

ADDITIONAL INFORMATION
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review the annual report on Form 10-K, as amended, mailed along with these proxy materials, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Investor Relations, Travelzoo, 590 Madison Avenue, 37th Floor, New York, New York 10022 or by telephone at (212) 484-4900.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No director, executive officer, nominee for election as a director or associate of any director, executive officer or nominee has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed matters to be acted upon, other than director elections and executive compensation, which is not shared by all other stockholders.
OTHER BUSINESS
The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING
It is contemplated that the next annual meeting of stockholders will be held on or about May 15, 2019. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC. For a stockholder proposal to be included in the Company's proxy statement and identified in its form of proxy in connection with the Company's annual meeting of stockholders, it must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date that the Company's proxy statement was released to the stockholders in connection with the previous year's annual meeting. As a result, stockholder proposals submitted for consideration at the 2019 annual meeting must be received no later than November 27, 2018, to be included in the 2019 proxy materials. Rule 14a-8 of the Exchange Act provides additional information regarding the content and the procedures applicable to the submission of stockholder proposals to be included in the Company's proxy materials for its next Annual Meeting.
If a stockholder wishes to present a proposal at Travelzoo's 2019 Annual Meeting or to nominate one or more directors and the proposal is not intended to be included in Travelzoo's proxy statement relating to that meeting, the stockholder shall give advance written notice to Travelzoo no earlier than November 27, 2018 and not later than February 18, 2019. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.
Any such notice must be delivered or mailed to our corporate secretary, at Travelzoo, 800 W. El Camino Real, Suite 275, Mountain View, CA 94040.

HOUSEHOLDING
We have adopted a procedure approved by the SEC called "householding." Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to not participate in householding and continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.
The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder participating in householding. Stockholders who share an address with other stockholders and are eligible for householding, but currently receive multiple copies of our annual reports and proxy statements, or who have multiple accounts in their names, can authorize us to discontinue mailings of multiple annual reports and proxy statements. Requests for additional copies, or requests for a single copy to be delivered to a shared address should be directed to Investor Relations, Travelzoo, 590 Madison Avenue, 37th Floor, New York, New York 10022 or by telephone at (212) 484-4900.

RALPH BARTEL
Chairman of the Board

590 Madison Avenue, 37th Floor
New York, NY 10022

TRAVELZOO

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Glen Ceremony as his/her Proxy, with full power of substitution, to represent him/her at the Annual Meeting of Stockholders of Travelzoo (the "Company") on May 15, 2018, or any adjournments or postponements thereof. If you do not indicate how you wish to vote, the proxy card will be voted for Proposal 1, for the election of all nominees to the Board of Directors, for Proposal 2, for Proposal 3, and as the Proxy may determine, in his discretion, with regard to any other matter properly presented at the meeting, or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted as directed by the stockholder.

(Continued, and to be marked, dated and signed, on the other side)

TRAVELZOO
Mailing Instructions
If you receive this proxy card via mail, please date and sign it, and return it in the postage paid envelope provided.
If you receive this proxy card via e-mail, please print the proxy card, date and sign it, and return it to:
Broadridge Financial Solutions, Inc.
51 Mercedes Way,
Edgewood, NY 11717
U.S.A.

This proxy card is only valid only when signed and dated.

The Board of Directors recommends a vote FOR all the listed nominees under Proposal 1
1. ELECTION OF DIRECTORS
For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number (s) of the nominee (s) on the line below.
☐	☐	☐

Nominees
01 Ralph Bartel 02 Rachel Barnett 03 Carrie Liqun Liu 04 Mary Reilly 05 Beatrice Tarka

The Board of Directors recommends you vote FOR Proposals 2 and 3:			For	Against	Abstain
2. APPROVAL OF OPTION GRANT TO EXECUTIVE OFFFICER			☐	☐	☐

3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION			☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name (s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Join owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (Please sign within box)	Date	Signature (Joint Owners)	Date